Exhibit 99.1

Argan, Inc. Completes Its Purchase of Atlantic Projects Company Limited

May 29, 2015 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) has completed its purchase of Atlantic Projects Company Limited (“APC”). This transaction, which was announced on May 12th, will expand Argan’s operations internationally. APC will continue to operate under its own name and under the direction of its own management team.

About Argan, Inc. (http://www.arganinc.com):

Argan is a publicly traded holding company that focuses on products and services in the power generation and construction industries. Wholly owned subsidiaries include Gemma Power Systems, LLC and affiliates and Southern Maryland Cable, Inc.

About Atlantic Projects Company Limited (http://www.atlanticprojects.com):

APC is a leading provider of construction and technical services for power generation, oil & gas, industrial and process industry customers. The company provides turbine, boiler and large rotating equipment installation, commissioning and outage services to original equipment manufacturers, EPC contractors and plant owners worldwide. APC has successfully completed projects in more than thirty countries on six continents.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Cynthia Flanders
301-315-9467	301-315-0027